SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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                               VIALOG CORPORATION
             (Exact name of registrant as specified in its charter)

              MASSACHUSETTS                               04-3305282
 (State of incorporation or organization)   (I.R.S. Employer Identification No.)


          35 NEW ENGLAND BUSINESS CENTER, SUITE 160, ANDOVER, MA 01810
           (Address of principal executive offices)        (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:

                                            NAME OF EACH EXCHANGE ON WHICH
TITLE OF EACH CLASS TO BE SO REGISTERED     EACH CLASS IS TO BE REGISTERED


     Common Stock, $.01 par value           The American Stock Exchange


     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box [X]

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

     Securities Act Registration Statement file number to which this form relates:
                  None.

     Securities to be registered pursuant to section 12(g) of the Act:

                  None.

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         Information concerning the Registrant's Common Stock, $.01 par value (the "Common Stock"), is contained in the Registrant's Registration Statement on Form S-1, as amended, filed with the Securities and Exchange Commission (Registration No. 333-53395) pursuant to the Securities Act of 1933 and incorporated herein by reference.

ITEM 2.  EXHIBITS.

         Not applicable.

                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                           VIALOG CORPORATION

                                           /s/ Kim A. Mayyasi
                                           -------------------------------------
                                           Kim A. Mayyasi
                                           President and Chief Executive Officer
Date:  December 8, 1999